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                                                             Exhibit 3.1

                       CHESAPEAKE BIOLOGICAL LABORATORIES, INC.

                               ARTICLES OF RESTATEMENT


    CHESAPEAKE BIOLOGICAL LABORATORIES, INC., a Maryland corporation, having its principal office at 1111 S. Paca Street, Baltimore, Maryland 21230-2951

(hereinafter referred to as the "Corporation") hereby certifies to the State

Department of Assessments and Taxation of Maryland that:

    FIRST:    The Corporation desires to restate its Charter as currently in effect as hereinafter provided.  The provisions set forth in these Articles of

Restatement are all of the provisions of the Charter of the Corporation as currently in effect.

    SECOND:   The Charter of the Corporation is hereby restated as follows:

         FIRST: The name of the Corporation is Chesapeake Biological Laboratories, Inc.

         SECOND: The purposes for which the Corporation is formed and the businesses to be carried on and promoted by it are as follows:

              (1) To establish and operate laboratories for testing equine and diagnosing their illnesses and ailments, to conduct research related thereto and, for a fee, to perform laboratory tests on equine and render diagnostic services related to equine illnesses and ailments.

              (2) To engage in the business of medical diagnostics and the research, development, manufacturing, marketing and distribution of chemicals, pharmaceuticals and biologics used in human and animal therapeutics and/or having applications in the human and veterinary healthcare products field generally.

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              (3)  To purchase, sell, use, hold, own, convey, exchange,
    transfer, lease, rent, mortgage, encumber, improve, develop, manage, take options on, grant options on or otherwise acquire, operate, deal in and with, and dispose of fee simple property, leasehold property, ground rents and personal property of every kind, nature and description whatsoever and to do anything necessary, expedient and/or convenient in connection therewith.

              (4) To enter into partnerships, joint ventures, syndicates and other business associations for any lawful purpose.

              (5) To engage in and perform any activities or functions which may lawfully be performed by a business corporation organized under the laws of the State of Maryland.

              The foregoing enumerated purposes and objects shall be in no way limited by reference to, or inference from, the terms of any other clause of this or any other Articles of the Charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

         THIRD: The present address of the principal office of the Corporation in this State is 1111 S. Paca Street, Baltimore, Maryland 21230-2951.

         FOURTH: The name and address of the resident agent of the Corporation in this State is William P. Tew, 1111 S. Paca Street, Baltimore, Maryland 21230-2951.

         FIFTH: The total number of shares of stock which the Corporation has authority to issue is Ten Million (10,000,000) shares, consisting of:

              (1) Eight Million (8,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Common"); and

              (2) Two Million (2,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Common").

         The Class A Common and the Class B Common are hereafter collectively referred to as the "Common Stock." The aggregate par value of the Common Stock equals One Hundred Thousand ($100,000.00).

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         Each share of the Corporation's common stock as existing prior to the authorization by the Corporation of the Class A Common and Class B Common shall, without further action by the Corporation or the holder thereof, evidence one share of Class A Common, and any contract right, option or warrant with respect to one share of common stock as existing prior to the authorization by the Corporation of the Class A Common and Class B Common shall, without further action by the Corporation or the holder thereof, evidence a contract right, option or warrant with respect to one share of Class A Common.

                                   A. COMMON STOCK

         Except as otherwise provided herein, all shares of Class A Common and Class B Common will be identical and will entitle the holders thereof to the same rights and privileges.

         1. Voting Rights. Except as otherwise required by the Corporations and Associations Article of the Annotated Code of Maryland, the holders of Class A Common will be entitled to one vote per share on all matters to be voted on by the Corporation's stockholders, and holders of Class B Common, as such, shall have no voting rights or powers whatsoever with respect to any action taken by the Corporation or the stockholders thereof.

         2. Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, the holders of Class A Common and the holders of Class B Common will be entitled to share equally, share for share, in such dividends; provided that if dividends are declared which are payable in shares of Class A Common or Class B Common, dividends will be declared which are payable at the same rate on both classes of stock, and the dividends payable in shares of Class A Common will be payable to holders of Class A Common and the dividends payable in shares of Class B Common will be payable to holders of Class B Common.

         3.  Conversion.

         3A. Conversion of Class B Common. Each share of Class B Common shall become convertible into one (1) share of Class A Common in connection with any public offering or public sale (including a registered offering pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act"), and a sale pursuant to Rule 144 promulgated under the Securities Act by the Securities and Exchange Commission or any similar rule then in force) of such share of Class B Common or the share of Class A Common into which it is converted, provided that such share of Class B Common or such share of Class A Common is being actually distributed to the public or

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sold to an underwriter, broker-dealer or market-maker for actual sale to the public.

         3B.  Conversion Procedure.

         (i) Each conversion of shares of Class B Common into shares of Class A Common permitted under paragraph 3A of this ARTICLE FIFTH will be effected by the surrender of the certificate or certificates representing the shares to be converted at the principal office of the Corporation at any time during normal business hours, together with a written notice by the holder of such Class B Common stating that the requirements under paragraph 3A have been satisfied and that such holder desires to convert the shares, or a stated number of the shares, of Class B Common represented by such certificate or certificates into Class A Common. Such conversion will be deemed to have been effected as of the close of business on the date on which such certificate or certificates have been surrendered and such notice has been received, and at such time the rights of the holder of the converted Class B Common as such holder will cease, and the person or persons in whose name or names the certificate or certificates for shares of Class A Common are to be issued upon such conversion will be deemed to have become the holder or holders of record of the shares of Class A Common represented thereby.

         (ii) Promptly after such surrender and the receipt of such written notice, the Corporation will issue and deliver in accordance with the surrendering holder's instructions (a) the certificate or certificates for the Class A Common issuable upon such conversion and (b) a certificate representing any Class B Common which was represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which was not converted.

         (iii) If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be proportionately subdivided or combined.

         (iv) The issuance of certificates for Class A Common upon conversion of Class B Common will be made without charge to the holders of such shares for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of Class A Common.

         (v) The Corporation will not close its books against the transfer of Class B Common or of Class A Common issued or issuable upon conversion of Common in any manner which would interfere with the timely conversion of Class B Common.

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         SIXTH:  The Board of Directors shall manage the business and affairs of the Corporation and may exercise all of the powers of the Corporation except those conferred on, or reserved to, the stockholders by law. The number of Directors of the Corporation shall be seven (7) which number may be increased or decreased pursuant to the By-Laws of the Corporation but shall never be less than three (3) unless there are less than three (3)
stockholders in which case the number of Directors may be less than three (3) but not less than the number of stockholders. The names of the current Directors who shall act until their successors are duly elected and qualified are as follows:

                   William P. Tew
                   Narlin B. Beaty
                   Regis F. Burke
                   John C. Weiss, III
                   Thomas C. Mendelsohn
                   Harvey L. Miller
                   Thomas P. Rice

         SEVENTH: The following provisions are hereby adopted for the purposes of defining, limiting and regulating the powers of the Corporation and of the Directors and stockholders:

              (1) The Board of Directors shall have the power from time to time and in its sole discretion (a) to determine in accordance with sound accounting practice, what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; (b) to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; (c) to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purposes as it shall determine and to abolish or redesignate any such reserve or any part thereof; (d) to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and (e) to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the By-Laws of the Corporation, and, except as so provided, no stockholder shall have the right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors.

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              (2)  A contract or other transaction between the Corporation and any of its Directors or between the Corporation and any other corporation, firm, or other entity of which any of its Directors is a director or has a material financial interest is not void solely because of any one or more of the following: (a) the common directorship or interest; (b) the presence of the Director at the meeting of the Board or a committee of the Board which authorizes, approves or ratifies the contract or transaction; or (c) the counting of the vote of the Director for the authorization, approval, or ratification of the contract or transaction; provided that (i) the fact of the common directorship or interest is disclosed or known to the Board of Directors or its committee, and the Board or committee authorizes, approves or ratifies the contract or transaction by the affirmative vote of a majority of disinterested Directors, even if the disinterested Directors constitute less than a quorum; or (ii) the fact of the common directorship or interest is disclosed or known to the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote, other than the votes of shares owned of record or beneficially by the interested Director or corporation, firm, or other entity; or (iii) the contract or transaction is fair and reasonable to the Corporation. Common or interested Directors or the stock owned by them or by an interested corporation, firm, or other entity may be counted in determining the presence of a quorum at the meeting of the Board of Directors or a committee of the Board or at a meeting of the Stockholders, as the case may be, at which the contract or transaction is authorized, approved, or ratified. If a contract or transaction is not authorized, approved or ratified in one of the ways provided for in this paragraph, the person asserting the validity of the contract or transaction bears the burden of proving that the contract or transaction was fair and reasonable to the Corporation at the time it was authorized, approved or ratified.

              (3) The Corporation shall indemnify its Directors and Officers to the full extent permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance of related expenses. Upon authorization by the Board of Directors, the Corporation may indemnify other employees and/or agents to the same extent provided herein for Directors and Officers.

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              (4)  No holders of stock of the Corporation of whatever
    class shall have any preemptive rights or preferential right of subscription to any shares of any class, or to any securities convertible into shares, of stock of the Corporation, nor any right of subscription to any thereof other than such rights, if any, as the Board of Directors in its discretion may determine, and at such price as the Board of Directors in its discretion may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class or classes of stock at the time existing to the exclusion of holders of any or all other classes at the time existing.

              (5) The Board of Directors of the Corporation shall have the power in its sole discretion and without limitation, subject only to any restrictions imposed by law, to authorize the issuance from time to time of shares of the Corporation's stock, with or without par value, of any class, and of securities convertible into shares of the Corporation's stock, with or without par value, of any class, for such consideration (irrespective of the value or amount of such consideration) and in such manner and by such means as said Board of Directors may deem advisable.

              (6) The Board of Directors shall have the power in its sole discretion and without limitation, subject only to any restrictions imposed by law, to classify or reclassify any unissued shares of stock, whether now or hereafter authorized, by setting, altering or eliminating in any one or more respects, from time to time before the issuance of such shares, any feature of such shares, including but not limited to the designation, par value, preferences, conversion or other rights, voting powers, qualifications, and terms and conditions of redemption of, and limitations as to dividends and any restrictions on, such shares.

              (7) The Corporation reserves the right from time to time to make any amendments of its Charter which may now or hereafter be authorized by law, including any amendments changing the terms of contract rights, as expressly set forth in its Charter, of any of its outstanding stock by classification, reclassification or otherwise.

              (8) Notwithstanding any provision of law to the contrary, the affirmative vote of a majority of all

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    votes entitled to be cast on any matter or act requiring approval of the stockholders of the Corporation, including but not limited to, any amendment of the Charter of the Corporation, and any consolidation, merger, share exchange, transfer of assets or dissolution, shall be sufficient, valid and effective, after due authorization, approval or advice by the Board of Directors, to approve and authorize such matter or act.

         (9) The liability of the directors and officers of the Corporation for money damages shall be limited to the fullest extent permitted under the statutory or decisional laws of the State of Maryland, as now or hereafter in force or interpreted, including, without limitation, Section 2-405.2(A) of the Maryland General Corporation Law, or any successor provision of law of similar import. Any amendment, modification or repeal of the immediately preceding sentence shall be prospective in operation and effect only and shall not affect the right or protection of a director or officer of the Corporation in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

              The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.


         EIGHTH:  The duration of the Corporation shall be perpetual.


     THIRD:    These Articles of Restatement were approved by the Board of

Directors of the Corporation at a meeting duly called and held on April 23,

1997, pursuant to and in accordance with the applicable provisions of the

Maryland General Corporation Law.

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    FOURTH:  The Charter of this Corporation is not modified or amended by these Articles of Restatement.

    FIFTH:   The current address of the principal office of the Corporation is

1111 S. Paca Street, Baltimore, Maryland 21230-2951.

    SIXTH:   The name and address of the Corporation's current resident agent is William P. Tew, 1111 S. Paca Street, Baltimore, Maryland 21230-2951.

    SEVENTH: The number of directors of the Corporation is currently seven (7)

and the names of those currently in office are as follows:

                   William P. Tew
                   Narlin B. Beaty
                   Regis F. Burke
                   John C. Weiss, III
                   Thomas C. Mendelsohn
                   Harvey L. Miller
                   Thomas P. Rice


    IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and its corporate seal to be hereunder affixed and attested to by its Treasurer on this 24th day of April, 1997, and its President acknowledges that these Articles of Restatement are the act and deed of the Corporation and, under the penalties of perjury, that the matters and facts set forth herein with respect to

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authorization and approval are true in all material respects to the best of his knowledge, information and belief.

ATTEST:                                  CHESAPEAKE BIOLOGICAL
                                          LABORATORIES, INC.


/s/ John T. Janssen                       /s/ John C. Weiss, III
John T. Janssen                           John C. Weiss, III
Treasurer                                 President





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